Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 27, 2025, with respect to the consolidated financial statements of Bicara Therapeutics Inc. and subsidiary, incorporated herein by reference.
/s/ KPMG LLP
Boston, Massachusetts
March 28, 2025